Exhibit 1

BROWNSTEIN HYATT FARBER SCHRECK, LLP

100 North City Parkway, Suite 1600

Las Vegas, Nevada 89106-4614

(702) 382-2101

$1422
Kirk B. Lenhard, Esq., Bar No. 1437	[FILED
klenhard@bhfs.com	2010 Aug 26 PM 2:22]
Clark V. Vellis, Esq., Bar No. 5533
cvellis@bhfs.com
Jeffrey S. Rugg, Esq., Bar No. 10978
jrugg@bhfs.com
BROWNSTEIN HYATT FARBER SCHRECK, LLP
100 North City Parkway, Suite 1600
Las Vegas, NV 89106-4614
Telephone: (702) 382-2101

Attorneys for Applicant Dr. Bruce Butcher

IN THE SECOND JUDICIAL DISTRICT COURT OF

THE STATE OF NEVADA IN AND FOR THE

COUNTY OF WASHOE

DR. BRUCE BUTCHER, an individual stockholder,	)	Case No. CV10 02568
	)	Dept. No. 9
)
Applicant,	)	(exempt from arbitration —equitable
vs.	)	relief sought)
)
ADVANCED MINERAL TECHNOLOGIES,	)	(BUSINESS COURT)
INC., a Nevada corporation,	)
)
Respondent.	)	Hearing Date:
	)	Hearing Time:
)
)

PETITION OF APPLICANT DR. BRUCE BUTCHER FOR WRIT OF MANDATE

PURSUANT TO NRS 78.345 ORDERING ELECTION OF DIRECTORS

FOR RESPONDENT ADVANCED MINERAL TECHNOLOGIES, INC.

AND ORDER SHORTENING TIME

Applicant Dr. Bruce Butcher (“Butcher”), by and through his undersigned counsel, as a stockholder holding more than 15 percent of Respondent, Advanced Mineral Technologies, Inc. (“AMTO”), hereby petitions this Court for a Writ of Mandate and an Order Shortening Time ordering AMTO to hold an election of directors pursuant to NRS 78.345.  AMTO has failed to elect directors within 18 months after the last election of directors required by NRS 78.330 and thus should be compelled to hold an election of directors.

This Petition is made pursuant to NRS 78.345 and WDCR 11, and is supported by the Affidavits of Kirk B. Lenhard and Dr. Bruce Butcher, the attached Memorandum of Points and Authorities and exhibits thereto, the papers and pleadings on file herein, and any oral argument this Court may choose to hear.

Dated this 26th day of August, 2010.

BROWNSTEIN HYATT FARBER SCHRECK, LLP

By:	/s/ Kirk B. Lenhard
Kirk B. Lenhard, Esq., Bar No. 1437
Clark V. Vellis, Esq., Bar No. 5533
Jeffrey S. Rugg, Esq., Bar No. 10978
100 North City Parkway, Suite 1600
Las Vegas, Nevada 89106

Attorneys for Applicant Dr. Bruce Butcher

AFFIDAVIT OF KIRK B. LENHARD

STATE OF NEVADA	)
	)	ss.
COUNTY OF CLARK	)

I, Kirk B. Lenhard, being first duly sworn, deposes and says:

1.             I am an attorney with the law firm of Brownstein Hyatt Farber Schreck, LLP, which represents Dr. Bruce Butcher (“Butcher”) in the above-captioned case.  I make this affidavit in support of his Petition for Writ of Mandate Pursuant to NRS 78.345 Ordering Election of Directors for Respondent Advanced Mineral Technologies, Inc. and Order Shortening Time (the “Petition”).  I have personal knowledge of the facts set forth below, unless stated upon information and belief, and if called upon to do so, am competent to testify thereto.

2.             The instant Petition is not brought for any improper purpose but the need for expedited relief.

3.             Butcher is a stockholder of Respondent Advanced Mineral Technologies, Inc. (“AMTO”) holding stock sufficient to entitle him to exercise at least 15 percent of the voting power.

4.             Upon information and belief, AMTO has failed to hold an election for it board of directors within 18 months after its last election of directors.

5.             Butcher has, on multiple occasions, requested that AMTO hold an election of directors, but AMTO has not satisfied said requests.

6.             Butcher is informed and believes that AMTO’s incumbent directors now plan to sell some or all of a primary asset of AMTO, namely, a majority ownership interest in XS Platinum, Ltd. (“XSP”), and that said sale of AMTO’s interest in XSP  (the “Interest”) is imminent.

7.             Butcher is informed and believes that a sale of the Interest will cause irreparable injury to AMTO and its stockholders and contends that any such sale of the Interest would constitute waste and an egregious breach of AMTO’s incumbent directors’ fiduciary duties to AMTO and its stockholders.

8.             A meeting of AMTO’s stockholders is immediately necessary to protect the rights and property of AMTO and its stockholders, including Butcher.

/s/ Kirk B. Lenhard
KIRK B. LENHARD

Submitted and sworn before me

this 25th day of August, 2010.

/s/ Erin L. Parcells
Notary Public

[Sealed by Notary — State of Nevada]

MEMORANDUM OF POINTS AND AUTHORITIES

I.             BRIEF FACTUAL BACKGROUND

Respondent Advanced Mineral Technologies, Inc. (“AMTO”) is a Nevada corporation with its principal office in Idaho.  AMTO’s Nevada registered office is in Reno, Washoe County.

AMTO was originally incorporated on March 1, 1990 under the name O’Hara Resources Ltd. (“O’Hara”), and O’Hara was later merged into AMTO.  Specifically, on February 22, 2005, O’Hara merged with and changed its name to Vision Energy Group, Inc., and then, on April 20, 2007, changed its name to Advanced Mineral Technologies, Inc.  Pursuant to its By-Laws, AMTO was to hold its annual meeting of stockholders “on the tenth day of October in each year . .. . for the purpose of electing directors and for the transaction of such other business as may come before the meeting.”  See By-Laws of O’Hara Resources Ltd., a true and correct copy of which is attached hereto as Exhibit 1, at Article II, Paragraph 1.(1)

Applicant Dr. Bruce Butcher (“Butcher”) is and has at all relevant times been a stockholder of AMTO, holding stock sufficient to entitle him to exercise at least 15 percent of the voting power of AMTO.  See Affidavit of Dr. Bruce Butcher, attached hereto as Exhibit 2, at ¶ 2.  AMTO has failed to elect directors within 18 months after its last election of directors, despite multiple requests by Butcher to hold such an election.  See id., at ¶ 3.  Butcher seeks from this Court a Writ of Mandate on shortened time, ordering AMTO to hold a meeting of its stockholders to elect directors.  See proposed Writ of Mandate and proposed Notice of Shareholder Meeting, true and accurate copies of which are attached hereto as Exhibits 3 and 4, respectively.

II.            ARGUMENT

NRS 78.345(1) provides, in relevant part, that, “[i]f any corporation fails to elect directors within 18 months after the last election of directors . . ., the district court has jurisdiction in equity, upon application by any one or more stockholders holding stock entitling them to exercise at least 15 percent of the voting power, to order the election of directors.”  NRS 78.345(2) goes on to say that, “[t]he application [for an order to elect directors] must be made by petition filed in the

(1)           AMT’s Articles of Incorporation and By-Laws are those originally executed and filed by O’Hara.

county where the principal office of the corporation is located or, if the principal office is not located in this State, in the county in which the corporation’s registered office is located”.

The intent behind NRS 78.345 is plain: “annual meetings for Nevada corporations are contemplated to occur no later than eighteen months after the last such meeting.”  Hilton Hotels Corp. v. ITT Corp., 962 F. Supp. 1309, 1310 (D. Nev. 1997).  Furthermore, given that “one of the justifications for the business judgment rule’s insulation of directors from liability for almost all of their decisions is that unhappy shareholders can always vote the directors out of office”, it follows that, “interference with shareholder voting is an especially serious manner, not to be left to the directors’ business judgment”.  Shoen v. AMERCO, 885 F. Supp. 1332, 1340 (D. Nev. 1994), vacated by stip., (D. Nev. 1995).

Here, all of the elements of NRS 78.345 are satisfied.  AMTO has failed to hold an annual meeting and/or to elect directors for over 18 months.  See Exhibit 2, at ¶ 3.  Butcher is a stockholder of AMTO holding stock entitling him to exercise at least 15 percent of the voting power in AMTO.  See id., at ¶ 2.  Butcher’s requests to AMTO to hold a meeting to elect directors have gone unsatisfied.

While AMTO’s principal office is in Idaho, AMTO is a Nevada corporation, with its registered agent’s office in Washoe County (see Corporate Record for AMTO from Website of Nevada Secretary of State, a true and accurate copy of which is attached hereto as Exhibit 5); thus Butcher has filed the instant Petition in Washoe County, Nevada.  He has provided notice of the instant Petition to AMTO by mailing a copy thereof to AMTO’s registered agent in Nevada and is willing to provide additional notice in any such form as the Court may direct.  As all of the elements of NRS 78.345 are satisfied, this Court should order AMTO to promptly hold an election of directors.

Additionally, the board of AMTO as currently constituted has failed to insure that the company complied with its legal obligations under federal law, thus endangering the value of the shares held by Butcher and AMTO’s other stockholders.  Specifically, under the current board, AMTO has been subject to regulatory action by the Securities and Exchange Commission, including the revocation of the registration of AMTO’s securities.  Exhibit 2, at ¶ 6 & Exhibit A thereto.  AMTO’s refusal to hold an annual meeting of stockholders to elect the board of directors, therefore, has denied Butcher and the other AMTO stockholders their lawful right to voice their opinion about the current board’s actions (or lack thereof) and denied the stockholders their most fundamental right to elect a new board following the SEC’s action against the company.

Accordingly, Butcher requests that the Court order that:

1.     AMTO is required to hold a meeting of stockholders within sixty (60) days of this Court’s order;

2.     AMTO is required to mail a notice of meeting, substantially in the form attached hereto as Exhibit 4, signed by the President or Secretary of AMTO to all stockholders within ten (10) days of the Court’s Order;

3.     The record date for the meeting is the date of the Court’s Order;

4.     Within three (3) days of the Court’s Order, AMTO’s transfer agent, Nevada Agency and Transfer Company (“NATC”), is required to provide to AMTO and Butcher a list of all stockholders in AMTO with the stockholders’ contact information as of the record date;

5.     NATC is appointed as the independent inspector of election for this election of AMTO’s board of directors.  As inspector of election, NATC shall (1) ascertain the number of voting securities of AMTO and the voting power of each; (2) determine the number of voting securities represented at the meeting to elect directors and the validity of proxies or ballots; (3) count all votes and ballots; (4) determine any challenges made to any determination made by NATC; and (5) certify the determination of the number of voting securities represented at the meeting to elect directors and the count of all votes and ballots.

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III.          CONCLUSION

As all of the requirements of NRS 78.345 are satisfied, and as equity requires that this Court order AMTO to call a meeting of stockholders so they may elect new directors, Butcher respectfully petitions this Court for a Writ of Mandate pursuant to NRS 78.345 ordering the relief set forth above.  Given the Board of Directors of AMTO’s failure to maintain its federal securities registration and apparent plan to sell a primary asset, Butcher also respectfully requests that his instant Petition be heard on shortened time.

Dated this 26th day of August, 2010.

BROWNSTEIN HYATT FARBER SCHRECK

By:	/s/ Kirk B. Lenhard
Kirk B. Lenhard, Esq., Bar No. 1437
Clark V. Vellis, Esq., Bar No. 5533
Jeffrey S. Rugg, Esq., Bar No. 10978
100 North City Parkway, Suite 1600
Las Vegas, Nevada 89106

Attorneys for Applicant Dr. Bruce Butcher

CERTIFICATE OF SERVICE

I certify that I am an employee of Brownstein Hyatt Farber Schreck, LLP, and that on this 26th day of August, 2010, I hand delivered and caused to be sent via United States Mail, postage prepaid, a true and correct copy of the above and foregoing PETITION OF APPLICANT DR. BRUCE BUTCHER FOR WRIT OF MANDATE PURSUANT TO NRS 78.345 ORDERING ELECTION OF DIRECTORS FOR RESPONDENT ADVANCED MINERAL TECHNOLOGIES, INC. ON ORDER SHORTENING TIME properly addressed to the following:

Advanced Mineral Technologies, Inc.

c/o Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880

Reno, Nevada 89501

Nevada Registered Agent for Advanced

Mineral Technologies, Inc.

/s/ Clark Vellis
An Employee of Brownstein Hyatt Farber Schreck, LLP

[Exhibit List for Exhibit 1 to Schedule 13D]

Exhibit 1 — Bylaws of Advanced Mineral Technologies, Inc. f/k/a O’Hara Resources Ltd. (Omitted)

Exhibit 2 — Affidavit of Dr. Bruce Butcher (Attached)

Exhibit 2A- Order of Securities and Exchange Commission “de-registering” AMTO Common Stock under the Securities Exchange Act of 1934 (See Exhibit B to this Schedule 13D)

Exhibit 3 — Proposed Writ of Mandate (Attached)

Exhibit 4 — Proposed Notice of Annual Meeting of Stockholders (Attached)

Exhibit 5 — Excerpt from Corporate Records of the Secretary of State of the State of Nevada regarding Advanced Mineral Technologies, Inc. (Omitted)

EXHIBIT 2

EXHIBIT 2

AFFIDAVIT OF DR. BRUCE BUTCHER

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

I, Dr. Bruce Butcher, being first duly sworn, deposes and states as follows:

1.             I make this affidavit in support of my Petition for Writ of Mandate Pursuant to NRS 78.345 Ordering Election of Directors for Respondent Advanced Mineral Technologies, Inc. and Order Shortening Time (the “Petition”).  I have personal knowledge of the facts set forth below, unless stated upon information and belief, and if called upon to do so, am competent to testify thereto.

2.             I am a stockholder of Advanced Mineral Technologies, Inc. (“AMTO”), holding stock sufficient to entitle me to exercise at least 15 percent of the voting power of AMTO.

3.             AMTO has failed to elect directors within 18 months after its last election of directors, despite multiple requests by me to hold such an election.

4.             Upon information and belief, AMTO’s incumbent directors now plan to sell some or all of a primary asset of AMTO, namely, a majority ownership interest in XS Platinum, Ltd. (“XSP”), and said sale of AMTO’s interest in XSP  (the “Interest”) appears to be imminent.

5.             Upon information and belief, a sale of the Interest will cause irreparable injury to AMTO and its stockholders, and any such sale of the Interest would constitute waste and an egregious breach of AMTO’s incumbent directors’ fiduciary duties to AMTO and its stockholders.

6.             On April 9, 2010, the Securities and Exchange Commission issued an order revoking the registration of each class of AMTO’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.  A true and correct copy of the SEC’s April 9, 2010 Order is attached hereto as Exhibit A.

/s/ Dr. Bruce Butcher
DR. BRUCE BUTCHER

SUBSCRIBED AND SWORN to

before me this 19th day of August, 2010.

/s/ Connie B. Cox	[Sealed by Notary — State of Washington]
Notary Public

EXHIBIT 3

EXHIBIT 3

Kirk B. Lenhard, Esq., Bar No. 1437

klenhard@bhfs.com

Clark V. Vellis, Esq., Bar No. 5533

cvellis@bhfs.com

Jeffrey S. Rugg, Esq., Bar No. 10978

jrugg@bhfs.com

BROWNSTEIN HYATT FARBER SCHRECK, LLP

100 North City Parkway, Suite 1600

Las Vegas, NV 89106-4614

Telephone: (702) 382-2101

Attorneys for Applicant Dr. Bruce Butcher

IN THE SECOND JUDICIAL DISTRICT COURT OF

THE STATE OF NEVADA IN AND FOR THE

COUNTY OF WASHOE

DR. BRUCE BUTCHER, an individual stockholder,	)	Case No.
	)	Dept. No.
)
Applicant,	)
vs.	)	Hearing Date:
	)	Hearing Time:
ADVANCED MINERAL TECHNOLOGIES,	)
INC., a Nevada corporation,	)
)
Respondent.	)
)
)
)

WRIT OF MANDATE ON PETITION OF APPLICANT DR. BRUCE BUTCHER

PURSUANT TO NRS 78.345 ORDERING ELECTION OF DIRECTORS

FOR RESPONDENT ADVANCED MINERAL TECHNOLOGIES, INC.

The Petition of Applicant Dr. Bruce Butcher for a Writ of Mandate Pursuant to NRS 78.345 Ordering Election of Directors for Respondent Advanced Mineral Technologies, Inc. (the “Petition”) having come on for a hearing on shortened time before this court on                           , 2010, at       :               .m., based upon the same, the Opposition thereto, and the arguments of counsel, and good cause appearing, the Court finds that the Petition satisfies the requirements of NRS 78.345.  Specifically, the Court finds that Applicant Dr. Bruce Butcher (“Butcher”) is a stockholder of Respondent Advanced Mineral Technologies, Inc. (“AMTO”) holding stock sufficient to entitle him to exercise at least 15 percent of the voting power in AMTO; AMTO has failed to elect directors within 18 months after the last election of directors required by NRS 78.330; Butcher gave notice of the Petition to AMTO at its Nevada registered office in Washoe County; and AMTO should thus be compelled to hold an election of directors.

Therefore:

IT IS HEREBY ORDERED that the Petition is GRANTED;

IT IS FURTHER ORDERED that AMTO is required to hold a meeting of stockholders for the purpose of electing directors within sixty (60) days of this Order;

IT IS FURTHER ORDERED that AMTO is required to mail a notice of meeting, substantially in the form attached to the Petition as Exhibit 4, signed by the President or Secretary of AMTO to all stockholders within ten (10) days of this Order;

IT IS FURTHER ORDERED that the record date for the meeting is the date of this Order;

IT IS FURTHER ORDERED that, within three (3) days of this Order, AMTO’s transfer agent, Nevada Agency and Transfer Company (“NATC”), is required to provide to AMTO and Butcher a list of all stockholders in AMTO with the stockholders’ contact information as of the record date;

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IT IS FURTHER ORDERED that NATC is appointed as the independent inspector of election for this election of AMTO’s board of directors.  As inspector of election, NATC shall (1) ascertain the number of voting securities of AMTO and the voting power of each; (2) determine the number of voting securities represented at the meeting to elect directors and the validity of proxies or ballots; (3) count all votes and ballots; (4) determine any challenges made to any determination made by NATC; and (5) certify the determination of the number of voting securities represented at the meeting to elect directors and the count of all votes and ballots.

DATED this          day of                           , 2010.

SECOND JUDICIAL DISTRICT COURT JUDGE

Respectfully Submitted By:

BROWNSTEIN HYATT FARBER SCHRECK, LLP

Kirk B. Lenhard, Esq., Bar No. 1437
Clark V. Vellis, Esq., Bar No. 5533
Jeffrey S. Rugg, Esq., Bar No. 10978
100 North City Parkway, Suite 1600
Las Vegas, Nevada 89106

Attorneys for Applicant Dr. Bruce Butcher

EXHIBIT 4

EXHIBIT 4

Advanced Mineral Technologies, Inc.

Route 1 Box 1092

Fairfield, ID 83327

NOTICE OF MEETING OF STOCKHOLDERS

IN LIEU OF ANNUAL MEETING

TO BE HELD                                , 2010

To the stockholders of Advanced Mineral Technologies, Inc.:

NOTICE IS HEREBY GIVEN that the Second Judicial District Court of the State of Nevada of and for the County of Washoe (the “Court”) has ordered that a meeting of stockholders of Advanced Mineral Technologies, Inc. (the “Company”), in lieu of the Company’s annual meeting, be held on                            , 2010 at 11:00 a.m. local time at the offices of the Nevada Agency and Transfer Company, 50 West Liberty Street, Suite 880, Reno, Nevada, for the following purposes:

1.              To elect directors to the Company’s Board of Directors; and

2.              To transact any other business that may properly be presented at the meeting or any adjournment thereof.

Pursuant to NRS 78.345, the Court ordered that a meeting be held upon application of Dr. Bruce Butcher, a stockholder holding Company stock entitling him to exercise at least 15% of the voting power of the Company.  Dr. Butcher petitioned the Court to order the Company to hold a meeting of stockholders at which directors were to be elected because the Company had failed to elect directors for at least eighteen (18) months.

The Court has set                        , 2010 [the date of the Court order] as the record date for the meeting.  If you were a stockholder of record at the close of business on such date, you are entitled to notice of and to vote at this meeting in lieu of the annual meeting.  A complete list of the Company’s stockholders will be open for examination by any stockholder of record at the Company’s principal offices, located at Fairfield, Idaho, and at the office of The Nevada Agency and Transfer Company, the Company’s transfer agent, located at 50 West Liberty Street, Suite 880, Reno, Nevada (the “Transfer Agent”), for proper purposes, during ordinary business hours, for a period of ten days before the meeting.  The list will also be available for examination by any stockholder of record present at the meeting.  The meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting unless a new record date is set for the adjourned meeting, in which case notice of the adjourned meeting must be given to the stockholders of record as of the new record date.

The Court has appointed the Transfer Agent as the inspector of election for the meeting.  The inspector or inspectors shall (i) ascertain the number of voting securities of the Company outstanding and the voting power of each; (ii) determine the number of voting securities represented at the meeting and the validity of proxies or ballots; (iii) count all votes and ballots; (iv) determine any challenges made to any determination made by the inspector of election; and (v) certify the determination of the number of voting securities represented at the meeting and the count of all votes and ballots.

Stockholders may vote in person or by proxy at the meeting.  Stockholders may participate in the meeting by means of telephone conference by calling the following telephone number:                        .  Participation in the meeting via telephone conference in the manner described herein constitutes presence in person at the meeting.

All stockholders are cordially invited to attend this meeting ordered by the Court in lieu of the annual meeting.

Name:
Title:	[President][Secretary]

, 2010